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                                                                      EXHIBIT 21
                            ERGO SCIENCE CORPORATION

                                  SUBSIDIARIES
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            Subsidiary                         Jurisdiction of Incorporation
--------------------------------------  --------------------------------------
Ergo Science Development Corporation                   Delaware
Ergo Research Corporation                              Delaware
Ergo Texas Holdings, Incorporated                      Delaware

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